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                                                                   EXHIBIT 10.23

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                            Under 17 C.F.R. (S)(S) 200.80(b)(4),
                                                            200.83 and 240.24b-2

                               TRADEMARK AGREEMENT

         This Trademark Agreement (this "Agreement") is entered into as of August 1, 2001 (the "Effective Date") by and between Pierre Fabre Medicament, organized under the laws of France having an address of 45, place Abel-Gance, 92654 Boulogne cedex, France ("Pierre Fabre"), and Cypress Bioscience, Inc., a Delaware corporation having an address of 4350 Executive Drive, Suite 325, San Diego, CA 92121, U.S.A. ("Cypress"). Capitalized terms used in this Agreement that are not otherwise defined shall have the meaning set forth in the License Agreement of even date herewith between Cypress and Pierre Fabre (the "License Agreement").

                                    Recitals

         Whereas, Pierre Fabre and Cypress are entering into the License Agreement concurrently with the execution of this Agreement; and

         Whereas, in connection with the license granted under the License Agreement, Pierre Fabre desires to grant Cypress a license to use certain trademarks in the Licensed Territory.

         Now, Therefore, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Trademark License.

         1.1 Trademarks; Ownership of Trademarks. Pierre Fabre and Cypress shall mutually agree upon one or more trademarks under which Cypress, its Affiliates and sub-licensees will exclusively market the Licensed Products (the "Trademarks") in the Licensed Territory. Pierre Fabre shall own and shall retain the ownership of the entire right, title and interest in and to the Trademarks.

         1.2 Registration of the Trademarks. While Cypress is marketing the Licensed Products using the Trademarks, Pierre Fabre shall, at its own cost and expense, file in the Licensed Territory and endeavor in good faith to obtain the registration of the applicable Trademarks in the Licensed Territory, and when registered, thereafter maintain the applicable Trademarks in the Licensed Territory at its own expense. Pierre Fabre shall keep Cypress informed of progress with regard to the prosecution, maintenance, enforcement and defense of the Trademarks by providing Cypress copies of official actions, amendments and responses with respect to such prosecution. In the event that Pierre Fabre desires to abandon any of the Trademarks in the Licensed Territory, Pierre Fabre shall provide reasonable prior written notice to Cypress of such intention to abandon and provide Cypress an opportunity to discuss with Pierre Fabre the possibility of assuming responsibility for such Trademarks. If Cypress assumes responsibility for any Trademarks, such Trademarks shall be assigned to Cypress and shall no longer be included in the Trademarks subject to this Agreement.

         1.3 License to Trademarks. Pierre Fabre hereby grants to Cypress an exclusive license, with the right to sublicense to a sub-licensee of rights under the License Agreement, to identify the Licensed Product to be packaged and sold by Cypress under the License Agreement

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under the Trademarks in the Licensed Territory and to promote, market, sell and use such Licensed Products in the Licensed Territory under the Trademarks during the Term.

         1.4 Quality Control. The nature and quality of the Licensed Products advertised or sold by Cypress on which the Trademarks appear shall conform to quality standards and Licensed Product specifications for packaging and quality control of the Licensed Product mutually agreed between Pierre Fabre and Cypress. Cypress agrees to cooperate with Pierre Fabre to enable Pierre Fabre to control the nature and quality of the use of the Trademarks such that Pierre Fabre may verify that the use of the Trademarks is consistent with the agreed quality standards and Licensed Product specifications. From time to time and upon request by Pierre Fabre, Cypress shall provide Pierre Fabre with samples of the Licensed Product.

         1.5 Rights as Between Parties. Cypress acknowledges, as between the Parties, the exclusive rights, title and interest of Pierre Fabre in and to the Trademarks and will not do or cause to be done any act or thing contesting or, in any way, impairing or tending to impair any part of said right, title and interest for the Term and after its expiry. Cypress will not make any representations or take any actions, which may be taken to indicate that it has any right title or interest in or to the ownership or use of the Trademarks except under the terms of this Agreement and acknowledges that nothing contained in this Agreement shall give Cypress any right, title or interest in or to the Trademarks save as granted hereby.

         1.6  Infringement.

              (a) Infringement by Third Parties. Pierre Fabre and Cypress shall promptly notify the other in writing of any alleged or threatened infringement or any challenge to the validity of the Trademarks or any challenge to Pierre Fabre's ownership of or Cypress' and/or its sub-licensees' right to use the Trademarks of which they become aware. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation. Pierre Fabre shall have the sole right to bring and control any action or proceeding with respect to infringement of any of the Trademarks at its own expense and by counsel of its own choice. With respect to infringement of any of the Trademarks in the Licensed Territory, if Pierre Fabre fails to bring an action or proceeding within (a) 60 days following the notice of alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Cypress shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Pierre Fabre shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any infringement litigation under this Section 1.6(a) relating to the Trademarks without the prior written consent of the other party. Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Pierre Fabre and Cypress, shall be retained by the party that brought and controlled such litigation.

              (b) Infringement of Third Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such

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Third Party. Pierre Fabre shall have the first right to control any defense of any such claim alleging that the use of the Trademarks in relation with the Licensed Product infringes any Third Party rights in the Licensed Territory, at its own expense and by counsel of its own choice, and Cypress shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Pierre Fabre fails to proceed in a timely fashion with regard to such defense, Cypress shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and Pierre Fabre shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither party shall have the right to settle any trademark infringement litigation under this Section 1.6(b) relating to the use of the Trademarks in the Licensed Territory without the consent of such other party.

         1.7 Goodwill. Any accretion of goodwill derived by Cypress, its Affiliates or sub-licensees from the use of the Trademarks shall accrue to Pierre Fabre and Pierre Fabre may call for a confirmatory assignment thereof.

         1.8  Registered User.

              (a) Where required, Pierre Fabre shall make applications to the Registrar of Trademarks (or equivalent) for the registration of Cypress as a registered user of the Trademarks in respect of each registration of the Trademark and Cypress shall co-operate with Pierre Fabre in making such applications.

              (b) Cypress shall execute further documents, depose to or swear or procure the deposing to or swearing of such declarations or oaths and do any act or thing and provide any information or evidence which may be necessary or desirable for registering and maintaining registration of Cypress as a registered user.

         1.9 Reasonable Assistance. Cypress will, upon request, supply Pierre Fabre or its authorized representative with any information as to its use of the Trademarks which Pierre Fabre may require and will render any assistance reasonably required by Pierre Fabre in securing and maintaining the registration(s) of the Trademarks in the Licensed Territory.

         1.10 Royalty Payments.

              (a) Earned Royalties. In consideration of the right and license hereby granted, during the Term, Cypress shall pay Pierre Fabre a royalty of [...***...] of Net Sales of the Licensed Product made by Cypress, its Affiliates and sub-licensees in the Licensed Territory.

              (b)   Payments- Records - Audits.

                    (i) Payment; Reports. Royalty payments and reports for the sale of the Licensed Products shall be calculated and reported for each calendar quarter. All payments due to Pierre Fabre shall be paid within [...***...] of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales of the Licensed Products in sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation and on a country-by-country basis, the number of the Licensed Products sold, the gross sales and Net Sales of the Licensed

                                               *Confidential Treatment Requested

                                       3.

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Products, the royalty payment calculated in United States dollars, the method used to calculate the royalty payment and the exchange rates used.

                    (ii) Exchange Rate; Manner and Place of Payment. All payments hereunder due and payable by Cypress to Pierre Fabre shall be payable in Euros. With respect to each quarter, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal, Western Edition, on the last business day of the applicable quarter. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by the party entitled to receive such payment, unless otherwise specified in writing by such party.

                    (iii) Withholding of Taxes. Pierre Fabre will pay any and all taxes levied on account of such payment. If any taxes are required to be withheld by Cypress, Cypress will (a) deduct such taxes from the remitting payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Pierre Fabre and certify its receipt by the taxing authority within 60 days following such payment.

                    (iv) Records and Audits. During the Term and for a period of five years thereafter, Cypress shall keep complete and accurate records pertaining to gross sales and Net Sales of the Licensed Product, including the expenses incurred by Cypress, in sufficient detail to permit the other party to confirm the accuracy of all payments due hereunder. Pierre Fabre shall have the right to cause an independent, certified public accountant reasonably acceptable to Cypress to audit such records to confirm Net Sales and payments for a period covering not more than the preceding three years. Such audits may be exercised during normal business hours upon reasonable prior written notice to Cypress; provided, however, such audits may not be performed more than one time in each calendar year. Prompt adjustments shall be made by the parties to reflect the results of such audit. Pierre Fabre shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the Net Sales or payments due under this Agreement. In such case, Cypress shall bear the full cost of such audit. In the event of underpayment, Cypress shall promptly remit to Pierre Fabre the amount of any underpayment.

                    (v) Prohibited Payments. Notwithstanding any other provision of this Agreement, if Cypress is prevented from paying any payments due hereunder by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payments may be paid by depositing funds in the currency in which accrued to Pierre Fabre account in a bank acceptable to Cypress in the country whose currency is involved.

         1.11 Ownership of the Trademarks. Pierre Fabre has the right to grant Cypress the exclusive license granted under Section 1.3 hereof and such license does not conflict with or violate the terms of any agreement between Pierre Fabre and any Third Party.

         1.12 Term and Termination.

              (a) Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall remain in full force and effect for so long as Cypress, its Affiliates and

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sub-licensees continue to sell the Licensed Product under any of the Trademarks in the Licensed Territory unless earlier terminated pursuant to Section 1.12(b) or 1.12(c).

              (b) Termination for Cause. Termination by either party. A party shall have the right to terminate this Agreement upon 90 days' prior written notice to the other upon the occurrence of any of the following:

                    (i) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or if a party admits in writing its inability to pay its debts as they become due, or

                    (ii) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the 90-day period following written notice of termination by the non-breaching party.

              (c) Termination of the License Agreement. In the event the License Agreement is earlier terminated prior to the expiration of the License Term, for any reason other than by Cypress pursuant to Section 14.2(a)(i) or
(ii) thereof, then this Agreement shall be terminated without any further act or notice and Cypress shall no longer have any right to use the Trademarks in the Licensed Territory. In the event that the License Agreement is terminated by Pierre Fabre pursuant to Section 14.2(a)(i) of the License Agreement and this Agreement is terminated pursuant to Section 1.12(b)(i), then any sublicenses granted under Section 1.3 shall survive the termination of the Term and become direct licenses from Pierre Fabre under this Agreement.

              (d)   Effect of Termination; Surviving Obligations.

                    (i) Upon expiration or termination of the Term, all rights and obligations under this Agreement shall automatically terminate except as provided in Section 1.12(c).

                    (ii) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

                    (iii) Within 30 days following the expiration or termination of this Agreement, each party shall deliver to the other party any and all Confidential Information of the other party in its possession.

                    (iv) The license granted under this Agreement will be deemed a license of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and a licensee under the Agreement will retain and may fully exercise all of its rights and elections under the US Bankruptcy Code.

              (e) Exercise of Right to Terminate. The use by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto.

                                       5.

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              (f)   Damages; Relief. Termination of this Agreement shall not
preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

2.       Miscellaneous.

         2.1 Governing Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York excluding its conflicts of law principles. Each party irrevocably submits to the jurisdiction and venue of New York and any such court in any such action or proceeding and irrevocably waives any objection thereto.

         2.2 Entire Agreement; Modification. This Agreement is both a final expression of the parties' agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. No rights or licenses with respect to any intellectual property of either party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. No trade customs, courses of dealing or courses of performance by the parties shall be relevant to modify, supplement or explain any term(s) used in this Agreement. This Agreement may not be modified or supplemented by any purchase order, change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

         2.3 Relationship between the Parties. The parties' relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

         2.4 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

         2.5 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if

                                       6.

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other than one of the parties to this Agreement) shall not be included in the technology licensed hereunder. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

         2.6 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

         2.7 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

         2.8 Notices. Any notice to be given under this Agreement must be in writing and delivered pursuant to the License Agreement.

         2.9 Force Majeure. Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party's reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party's failure or delay in performance due to force majeure must be given to the other party within 10 calendar days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a three month period, the other party may then terminate this Agreement by written notice to the non-performing party, with the consequences of such termination as set forth in Sections 1.12(c), (d), (e) and (f).

         2.10 Legal Fees. If any party to this Agreement resorts to any legal action or arbitration in connection with this Agreement, the prevailing party shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs and arbitrator's fees which that party may incur as a result.

         2.11 Interpretation.

              (a) Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

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              (b)   Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

              (c) Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

              (d) Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

              (e) Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

         2.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

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         In Witness Whereof, the parties hereto have duly executed this
Agreement.

Pierre Fabre Medicament                      Cypress Bioscience, Inc.

By: /s/ Christophe R. Jean                   By: /s/ John N. Bonfiglio
    -------------------------------             --------------------------------

Name: Christophe R. Jean                     Name: John N. Bonfiglio
      -----------------------------                -----------------------------

Title: President and CEO                     Title: COO and EVP
       ----------------------------                 ----------------------------

                                       9.